UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
THOMAS WEISEL PARTNERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3550472

(State of Incorporation or Organization)	(IRS Employer Identification No.)

One Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices)	(Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
          Securities Act registration statement file number to which this form relates: 333-129108
          Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
To Be So Registered	Each Class Is To Be Registered

None	N/A

          Securities to be registered pursuant to Section 12(g) of the Act:
          Common Stock, par value $0.01 per share

(Title of Class)

Item 1.      Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $0.01 per share (the “Common Stock”), of Thomas Weisel Partners Group, Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-129108) (the “Registration Statement”) relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the Common Stock contained in the Prospectus is hereby incorporated by reference into this Form 8-A.
Item 2.      Exhibits.

Exhibit No.	Description

1.	Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement)

2.	By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement)

3.	Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registration Statement)

4.	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Registration Statement)

5.	Form of Warrant (incorporated herein by reference to Exhibit 4.3 to the Registration Statement)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THOMAS WEISEL PARTNERS GROUP, INC.
Date: January 17, 2006	By:	/s/ Thomas W. Weisel
		Name:	Thomas W. Weisel
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.	Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement)

2.	By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement)

3.	Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registration Statement)

4.	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Registration Statement)

5.	Form of Warrant (incorporated herein by reference to Exhibit 4.3 to the Registration Statement)